Exhibit 10.20.d

FOURTH AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan, as amended and restated effective January 1, 2002 (the “Plan);

WHEREAS, the Company desires to amend the Plan to memorialize its operational compliance with the 2009 minimum required distribution waiver rules under the Worker, Retiree, and Employer Recovery Act of 2008; and

WHEREAS, the Fourth Amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 2009:

•	Section 5.2 is hereby amended to add a new subsection 5.2.7 to the end thereto to read as follows:

5.2.7 2009 Required Minimum Distributions. Notwithstanding Section 5.2 of the Plan, Article V-A of the Plan or any other provisions of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence and shall make such distribution election on a form designated by the Administrator. In addition, notwithstanding any Plan provision to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions in 2009.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 22 day of December, 2011.

FMC Technologies, Inc.

By:	/s/ Mark J. Scott
Its:	VP Administration

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